Exhibit 99.1

Global Partners Signs Definitive Agreement to Acquire Alliance Energy LLC in a Transaction Valued at Approximately $296 Million

  Agreement Significantly Expands Partnership’s Presence in New England Gasoline Distribution and Retail Gasoline Market
  Addition of Gas Stations and Related Convenience Stores Enhances Cash Flow
  Acquisition Expected to be Accretive
  Partnership to Host Conference Call at 9:00 a.m. (ET) Today

WALTHAM, Mass.--(BUSINESS WIRE)--November 21, 2011--Global Partners LP (NYSE: GLP) (“Global Partners” or the “Partnership”) today announced that it has signed a definitive agreement to acquire 100 percent of the membership interests of Alliance Energy LLC (“Alliance”), a gasoline distributor as well as a gasoline station and convenience store operator. In consideration, Global Partners will issue 5,850,000 limited partner units to Alliance’s owners and assume long-term debt of approximately $180 million. Based on Global Partners’ November 18 closing price of $19.89 per unit, the transaction has an enterprise value of approximately $296 million.

The transaction is expected to be accretive in the first full year of operation. Based on the approximate $296 million value of the transaction and based on the current operating and anticipated performance of the Alliance business, as well as current and anticipated general economic, industry and market conditions, the Partnership has modeled an expected cash return, prior to financing costs, in the low-to-mid-teens in the first full year of operation.

Based in Waltham, MA, Alliance’s portfolio includes 542 gasoline stations in New England, New York, New Jersey and Pennsylvania. Alliance either owns or has long term leases on 257 sites and has supply contracts for the remaining 285 sites. The stations operate under a variety of brands including Mobil, Exxon, Shell, Sunoco, Gulf and CITGO. Alliance is approximately 95 percent owned by members of the Slifka family, who also own the Partnership’s general partner, Global GP LLC.

“The acquisition of Alliance significantly enhances the value of the Partnership,” said Eric Slifka, president and chief executive officer of Global Partners. “Building on the success of our 2010 acquisition of the Mobil assets, this transaction creates additional vertical integration between our supply, terminaling, wholesale business and our expanding portfolio of gas station sites. Alliance is a premier, multi-brand, independent gasoline station and convenience store operator in the Northeast. We know Alliance and its business extremely well, as they currently serve as the management company for Global’s Mobil assets. We view the company as an ideal fit for Global – strategically, operationally, geographically and culturally.

“With a total portfolio of more than 750 gas stations post-acquisition, our combined gasoline distribution, gasoline station, and related convenience store business will provide a strong, stable source of cash flow and further establishes Global Partners as one of the leading gasoline wholesalers, distributors and operators in the Northeast. As we have noted in the past, our Board of Directors reviews the distribution on a quarter-by-quarter basis. We expect that the Board will evaluate our distribution next year in light of the earnings power of this transaction as well as the outlook for our other businesses,” Slifka said.

The terms of the transaction were unanimously approved by the Board of Directors of Global GP LLC, based on the unanimous approval and recommendation of the Board’s conflicts committee, which is composed entirely of independent directors. The conflicts committee engaged Evercore Partners to act as its financial advisor and Richards, Layton & Finger, P.A. to act as its legal advisor.

The closing of the transaction is subject to the satisfaction of a number of conditions, including but not limited to the expiration of the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of the conditions in the definitive agreement, the Partnership anticipates that the closing of this transaction will occur in the first quarter of 2012.

In preparation for the closing of the transaction, Global Partners plans to increase the acquisition tranche of its revolving credit facility by approximately $100 million. Upon closing, Alliance President Andrew Slifka will join Global Partners as president of the Partnership’s retail business, including its existing Mobil assets. In addition, he will become a member of the Board of Global GP LLC.

“We value the financial and operational growth that Alliance has enjoyed under Andrew’s leadership, as well as the excellent work that he and his management team have done in managing the day-to-day operations of our Mobil retail gas stations. Over the past 15 years, Alliance has created an outstanding asset base in the Northeast through acquisitions and organic growth, and we expect to build on that success,” Slifka said.

Of the 542 Alliance stations, 234 are located in Connecticut, 109 in Massachusetts, 67 in Pennsylvania, 48 in Maine, 46 in New Hampshire, 23 in New York, 12 in Rhode Island, two in Vermont and one in New Jersey. Of the owned and leased sites, Alliance operates 81 of the stations and 176 are operated by dealers and commissioned agents. The remaining 285 sites are gasoline supply contract arrangements. Of the 81 Alliance-operated stores, most of the stations have convenience stores and feature co-branding arrangements with national retail chains such as Dunkin’ Donuts and Subway. Alliance’s maintenance capital expenditures are approximately $4 million annually.

“We look forward to welcoming the Alliance team to the Global family and continuing to build our businesses together,” Slifka said.

Conference Call Information

Management will discuss this announcement in a teleconference call for analysts and investors before the market opens today.

Time: 9:00 a.m. ET

Dial-in numbers:	877-407-5790 (U.S. and Canada)
201-689-8328 (International)

The call also will be webcast live and archived on the Global Partners' website, www.globalp.com.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. In addition, the Partnership owns and supplies fuel to Mobil branded retail gas stations in New England, and also supplies Mobil branded fuel to independently owned stations. Global Partners LP, a FORTUNE 500(R) company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management, including but not limited to, those concerning projected returns from the Alliance transaction, as well as projections, beliefs, goals, and estimates concerning the future financial and operational performance of Global Partners LP, are subject to specific risks including, but not limited to, timing, governmental approvals and statutory compliance. Estimates for Global Partners LP’s anticipated return from this transaction are based on a number of assumptions regarding market conditions, including demand for petroleum products, weather and credit markets. Therefore, Global Partners LP can give no assurance that our future return will be as estimated. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Global Partners LP
Edward J. Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary